Exhibit 99.1

5 June 2025

Flutter Entertainment plc (the “Company”)

Results of Annual General Meeting 2025

The Company announces that the following resolutions were approved at its Annual General Meeting (“AGM”) held on June 5, 2025.

All resolutions as set out in the Notice of Meeting were duly passed on a poll.

The number of votes for and against each of the resolutions put before the meeting and the number of votes withheld were as follows:

Resolutions	Votes For[1]		Votes Against		Total votes[2]	Votes Withheld[3]
	No. of shares	%	No. of shares	%	No. of shares	No. of shares
1. By separate resolutions, to Elect /Re-elect:
1(a) John Bryant	124,923,670	95.03%	6,527,171	4.96%	131,450,841	15,386
1(b) Peter Jackson	131,372,555	99.93%	80,630	0.06%	131,453,185	13,042
1(c) Robert (Dob) Bennett	131,360,302	99.93%	88,006	0.06%	131,448,308	17,919
1(d) Nancy Cruickshank	131,363,006	99.93%	85,595	0.06%	131,448,601	17,626
1(e) Nancy Dubuc	131,294,145	99.88%	154,596	0.11%	131,448,741	17,486
1(f) Alfred F. Hurley	129,422,786	98.45%	2,025,273	1.54%	131,448,059	18,168
1(g) Holly Keller Koeppel	127,166,541	96.74%	4,278,542	3.25%	131,445,083	21,144
1(h) Carolan Lennon	130,763,271	99.47%	686,383	0.52%	131,449,654	16,573
1(i) Christine M. McCarthy	131,289,107	99.87%	159,302	0.12%	131,448,409	17,818
2. Proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers	128,821,453	98.08%	2,519,077	1.91%	131,340,530	125,697

3. Proposal to approve, on a non-binding advisory basis, (every one, two or three years) of advisory votes to approve the compensation of the Company’s Named Executive Officers – See below for breakdown of vote received in respect of Resolution 3

4. Proposal to approve the Flutter Entertainment plc Amended and Restated 2024 Omnibus Equity Incentive Plan	126,683,628	96.47%	4,632,583	3.52%	131,316,211	150,016
5. Proposal to approve the Flutter Entertainment plc 2025 Employee Share Purchase Plan	131,431,640	99.98%	22,687	0.01%	131,454,327	11,900
6. Proposal to approve of the Flutter Entertainment plc Sharesave Scheme (as amended and restated)	130,949,912	99.62%	494,879	0.37%	131,444,791	21,436
7a. Proposal to ratify, in a non-binding vote, the appointment of KPMG as Independent Registered Public Accounting Firm and Auditors of the Company for the year ended December 31, 2025	138,813,590	97.94%	2,912,473	2.05%	141,726,063	23,428
7b. Proposal to authorize, in a binding vote, the Board to fix the compensation of KPMG	141,621,298	99.92%	105,255	0.07%	141,726,553	22,938
8. Proposal to renew the annual authority of the Board to issue shares	141,021,758	99.50%	706,502	0.49%	141,728,260	21,231
9. Proposal to renew the annual authority of the Board to issue shares for cash without first offering shares to existing shareholders*	130,174,189	91.84%	11,551,734	8.15%	141,725,923	23,568
10. Proposal to renew the annual authority of the Board to make market purchases of the Company’s shares	141,660,945	99.96%	47,625	0.03%	141,708,570	40,921
11. Proposal to renew the annual authority of the Board to determine the price range for the re-issue of treasury shares off market*	141,596,230	99.92%	109,380	0.07%	141,705,610	43,881

Resolution	Votes For 1 Year		Votes For 2 Years		Votes For 3 Years		Total votes[2]	Votes Withheld[3]
	No. of shares	%	No. of shares	%	No. of shares	%	No. of shares	No. of shares
3. Proposal to approve, on a non-binding advisory basis, (every one, two or three years) of advisory votes to approve the compensation of the Company’s Named Executive Officers[3]	126,965,453	99.63%	7,657	0.00%	463,333	0.36%	127,436,443	4,029,784

*	Denotes Special Resolutions

NOTES:

[1]	Votes “For” and “Against” are expressed as a percentage of votes received. The “For” votes include those giving the Chair discretion.

[2]	The total number of ordinary shares in issue on 10 April 2025 was 176,740,036. The Company does not currently hold any ordinary shares as Treasury Shares.

[3]	A vote “Withheld” is not a vote in law and is not counted in the calculation of the votes “For” or “Against” the resolution.

[4]	The total number of votes cast at the AGM (i.e. For, Against and Withheld) was [141,749,491] ordinary shares representing an 80.20% turnout.

The full text of the resolutions can be found in the Notice of AGM, which is available for inspection at the UK Financial Conduct Authority’s (“FCA”) National Storage Mechanism https://data.fca.org.uk/#/nsm/nationalstoragemechanism and on the Company’s website at www.flutter.com/investors/shareholder-centre/agm.

A copy of the resolutions passed under special business (as defined by the Listing Rules of the FCA) will shortly be submitted to the FCA’s National Storage Mechanism for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism

Edward Traynor

Company Secretary

Flutter Entertainment plc